                                                                   EXHIBIT 10.31

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                   ----------

                            LONG TERM AWARD AGREEMENT

                                   ----------

                                  AWARD NO. ___

          You (the "Participant") are hereby awarded Restricted Share Units subject to the terms and conditions set forth in this Long Term Award Agreement ("Award") and in the UTi Worldwide Inc. 2004 Long-Term Incentive Plan ("Plan"), which is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. You should carefully review these documents, and consult with your personal financial advisor, in order to assure that you fully understand the terms, conditions, and financial implications of this Award.

          By executing this Award, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim in this Award. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award will be made by the Board of Directors of UTi Worldwide Inc. ("Board") or any Committee appointed by the Board to administer the Plan, and shall be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award.

     1. SPECIFIC TERMS. This Award of Restricted Share Units shall have, and be interpreted according to, the following terms, subject to the provisions of the Plan in all instances:

Name of Participant                _____________________________________________

Number of Restricted Share Units
Subject to Award                   _____________________________________________

Grant Date of Award                _____________________________________________

Service Requirements               Subject to acceleration pursuant to Section 2
for Vesting                        below and to forfeiture pursuant to Section 5
                                   below, your rights under this Award shall
                                   become 100% vested and non-forfeitable five
                                   (5) years after the Grant Date.

     2. ACCELERATED VESTING. If your Continuous Service ends due to your death, your retirement at or after you have attained the age of ___ and completed at least ___ full years of Continuous Service, or because you become Disabled, you will become partially vested in the Shares subject to this Award (and will forfeit all other rights under this Award). The number of Shares in which your interest vests will be determined by multiplying the total number of Shares subject to this Award by a fraction having (a) a numerator equal to the number of full months of your Continuous Service after the Grant Date, and (b) a denominator equal to 60.

     3. CHANGE IN CORPORATE CONTROL. In the event of a Change in Control, you will become partially vested in the Shares subject to this Award to the extent allowable under Treasury Regulations under Section 409A of the Code. The number of Shares in which your interest vests

Long Term Award Agreement
UTi Worldwide Inc.
2004 Long-Term Incentive Plan
Page 2

will be determined by multiplying the total number of Shares subject to this Award by a fraction having (a) a numerator equal to the number of full months of your Continuous Service between the Grant Date and the date of the Change in Control, and (b) a denominator equal to 60. In addition, if the unvested portion of this Award is assumed or substituted by a Successor Corporation in a Change in Control, and your employment is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then the number of remaining Shares in which your interest vests shall be determined by multiplying the total number of Shares subject to this Award by a fraction having (a) a numerator equal to the lesser of 12 and the number of months between the date of such termination and the fifth anniversary of the Grant Date, and (b) a denominator equal to 60; provided, however, that the Committee may decide, in its sole and absolute discretion, to further accelerate such vesting. The provisions of this paragraph shall supersede any contrary or inconsistent provisions set forth in Section 13(c) of the Plan.

     4. SATISFACTION OF VESTING RESTRICTIONS. No Shares will be issued before you complete the requirements that are necessary for you to vest in the Shares underlying your Restricted Share Units. As soon as practicable after the date on which your Award vests in whole or in part, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested Restricted Share Unit. Fractional shares will not be issued, and cash will be paid in lieu thereof. Certificates shall not be delivered to you unless you have made arrangements satisfactory to the Committee to satisfy tax-withholding obligations.

     5. FAILURE OF VESTING RESTRICTIONS. By executing this Award, you acknowledge and agree that if your Continuous Service terminates prior to the fifth anniversary of the Grant Date under circumstances that do not result in accelerated vesting pursuant to Sections 2 or 3 above, you will irrevocably forfeit any and all rights under this Award, and this Award will immediately become null, void, and unenforceable.

     6. DIVIDENDS. When Shares are issued to you or your duly-authorized transferee pursuant to the vesting of the Shares underlying your Restricted Share Units, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Share issued, an amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

     7. VOTING. With respect to the Shares to be issued pursuant to this Award, you may not exercise voting rights until you become the record owner of the Shares.

     8. INVESTMENT PURPOSES. By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to your Award will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

Long Term Award Agreement
UTi Worldwide Inc.
2004 Long-Term Incentive Plan
Page 3

     9. SECTION 83(B) ELECTION NOTICE. If you provide the Company with prior written notice of your intention to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares underlying your Restricted Share Units (a "Section 83(b) election"), the Committee shall convert your Restricted Share Units into Restricted Shares, on a one-for-one basis, pursuant to the terms of (and in full satisfaction of) this Award. You agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service. Exhibit C contains a suggested form of Section 83(b) election. Any Restricted Shares issued to you pursuant to this Section 9 shall bear such legends as the Company determines to be appropriate until all vesting restrictions lapse and replacement certificates for unrestricted Shares are issued to you pursuant to Section 4 of this Award.

     10. DEFERRAL ELECTION. At any time within the thirty-day period within which you receive this Award, you may irrevocably elect to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you on the vesting of this Award. A copy of the form which you may use to make a deferral election is attached hereto as Exhibit D. Notwithstanding the foregoing, Shares which have been subject to a Section 83(b) election are not eligible for deferral.

     11. NOT A CONTRACT OF EMPLOYMENT. By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim;
(iii) nothing in this Award or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company's right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

     12. SEVERABILITY. Subject to one exception, every provision of this Award and the Plan is intended to be severable, and if any provision of the Plan or this Award is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. The only exception is that this Award shall be unenforceable if any provision of the preceding Section 11 is illegal, invalid, or unenforceable.

     13. NOTICES. Any notice or communication required or permitted by any provision of this Award to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

     14. BINDING EFFECT. Every provision of this Award shall be binding on and inure to the benefit the parties' respective heirs, legatees, legal representatives, successors, transferees, and assigns.

     15. HEADINGS. Headings shall be ignored in interpreting this Award.

Long Term Award Agreement
UTi Worldwide Inc.
2004 Long-Term Incentive Plan
Page 4

     16. COUNTERPARTS. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

     17. PLAN GOVERNS. By signing this Award, you acknowledge that you have received a copy of the Plan and that your Award is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control. In addition, you recognize and agree that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee in their sole and absolute discretion, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you, your heirs, and representatives.

     18. TAXES. If you are subject to taxation in the United States, by signing this Award, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise under Sections 409A or 4999 of the Code, and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or to prevent you from occurring them.

     BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Restricted Share Units are awarded under and governed by the terms and conditions of this Award and the Plan.

                                        UTi WORLDWIDE INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

          The undersigned Participant hereby accepts the terms of this Award and the Plan.


                                        By:
                                            ------------------------------------
                                        Name of Participant:
                                                             -------------------

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT A

                                  PLAN DOCUMENT

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT B

                                   PROSPECTUS

                    <Paul Hastings could provide on request>

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT C

                           SECTION 83(B) ELECTION FORM

     Attached is an Internal Revenue Code Section 83(b) Election Form. If you wish to make a Section 83(b) election, you must do so within 30 days after the date the Restricted Shares covered by the election were transferred to you. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

                               UTi WORLDWIDE INC.

                                   ----------

         ELECTION TO INCLUDE VALUE OF RESTRICTED SHARES IN GROSS INCOME
          IN YEAR OF TRANSFER UNDER INTERNAL REVENUE CODE SECTION 83(B)

                                   ----------

     Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.   My General Information:

               Name: __________________________________________

               Address: _______________________________________

               S.S.N.
               or T.I.N.: _____________________________________

2. Description of the property with respect to which I am making this election:

          ____________________ ordinary shares of ___________ stock of UTi
          Worldwide Inc. (the "Restricted Shares").

3. The Restricted Shares were transferred to me on ______________ ___, 20__. This election relates to the 20____ calendar taxable year.

4.   The Restricted Shares are subject to the following restrictions:

          The Restricted Shares are forfeitable until they are earned in accordance with Sections 1, 4, and 5 of the UTi Worldwide Inc. 2004 Long-Term Incentive Plan ("Plan") Retention Award Agreement ("Award") or other Award or Plan provisions. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award and the Plan.

5.   Fair market value:

          The fair market value at the time of transfer (determined without regard to any restrictions other then restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $_____ per share.

6.   Amount paid for Restricted Shares:

          The amount I paid for the Restricted Shares is $____ per share.

7.   Furnishing statement to employer:

          A copy of this statement has been furnished to my employer, ______________. If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.   Award or Plan not affected:

          Nothing contained herein shall be held to change any of the terms or conditions of the Award or the Plan.

Dated: ____________ __, 200_.


                                        ----------------------------------------
                                        Taxpayer

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT D

                     DEFERRAL AND DISTRIBUTION ELECTION FORM

     Attached is the form you may use if you wish to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you from the vesting of your Award. You must submit a copy of the Deferral Election Form executed by you to the Company as provided for in the form. An election to defer receipt of your Shares may not be revoked.

     You are advised to consult with your individual tax advisor with respect to the tax consequences related to your Award and any elections you may make to defer the receipt of Shares.

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                   ----------

                       DEFERRAL AND DISTRIBUTION ELECTION

                                   ----------

     AGREEMENT, made this __ day of ________, ____, by and between me, as a participant in the UTi Worldwide Inc. 2004 Long-term Incentive Plan (the "Plan"), and UTi Worldwide Inc. (the "Company"). This Agreement shall control the distribution of any of the Company's ordinary shares ("Shares") that I become entitled to receive pursuant to my Retention Award Agreement having a grant date of ___________ __, ____ (the "Award Agreement"). We agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan or the Award Agreement, unless the context clearly requires otherwise.

     *** ELECTION TIMING REQUIREMENT ***. I understand and agree that this election will be ineffective if it is not made within the thirty-day period within which the Award Agreement was made.

     1. Deferral Election. Pursuant to Section 10 of the Award Agreement, I hereby irrevocably elect to defer the receipt of _____% of the Shares that would otherwise be issued to me at any time or from time to time pursuant to the Award Agreement. I recognize and agree that the Company will establish an Account for me under the Plan, and will credit that account with Deferred Share Units pursuant to Section 9 of the Plan.

     2. Nature of Distribution. I recognize that distributions from my Account will be made in the form of (i) one Share for each Deferred Share Unit credited to my Account, and (ii) with respect to each Share issued to me, a cash payment equal to any cash dividends (plus simple interest at 5% per annum), and additional Shares representing any Share dividends, that were declared and paid to holders of Shares between the Grant Date and the date such Share is issued to me.

     3. Timing of Distributions. I hereby elect to commence receiving distributions from my Account on the following date (but not earlier than six months after my termination of service with the Company if the Administrator determines that an earlier commencement date would violate Section 409A of the
Code):

          [ ]  as soon as practicable after termination of my Continuous
               Service.

          [ ] on the January 1st that next follows the date that is ___ years after the termination of my Continuous Service with the Company.

          [ ] on _________ ___, ____ (which is not later than my 70th birthday).

          [ ] the date of a Change in Control of the Company, to the extent allowable under Treasury Regulations under Section 409A of the Code.

     4. Manner of Distribution. I hereby elect to have my Account distributed in the following manner:

          [ ]  in a single lump sum.

          [ ] in substantially equal annual installments over a period of ___ years (not to exceed 10 years from the date that payments commence).

     5. Form of Payment to Beneficiary. In the event of my death before collecting all of my Account, any remaining portion of my Account shall be distributed to my beneficiary or beneficiaries named below in the following manner--

          [ ] in a single lump sum to be distributed as soon as administratively practicable following my death.

          [ ] in accordance with the payment schedule selected in paragraphs 3 and 4 hereof (with payments made as though I survived to collect all benefits, and as though I terminated service on the date of my death if payments had not already begun).

     6. Designation of Beneficiary. In the event of my death before I have collected all of my Account, I hereby direct that my beneficiaries shall be as follows:

     a. Primary Beneficiary. I hereby designates the person(s) named below to be my primary beneficiary and to receive the balance of any unpaid portion of my Account.

      Name of         Social Security                     Percentage of
Primary Beneficiary        Number       Mailing Address   Death Benefit
-------------------   ---------------   ---------------   -------------
                                                                %
                                                                %

     b. Contingent Beneficiary. In the event that a primary beneficiary or beneficiaries named above are not living at the time of my, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the
Plan:

        Name of          Social Security                     Percentage of
Contingent Beneficiary        Number       Mailing Address   Death Benefit
----------------------   ---------------   ---------------   -------------
                                                                   %
                                                                   %

     7. Effect of Election. The elections made in paragraphs 1, 2, 3, and 4 hereof shall be irrevocable. I recognize, however, that I may, by submitting an effective superseding election, at any time and from time to time prospectively change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon my death.

     8. Satisfaction of Award Commitments. The parties recognize and agree that the Company will have fully honored and discharged its obligations under this Agreement, the Award Agreement, and the Plan if the Company distributes my Account in accordance with the provisions hereof.

UTi WORLDWIDE INC.                      PARTICIPANT


By
   ----------------------------------   ----------------------------------------
   A duly authorized officer or
   director
DATE:                                   DATE:
      -------------------------------         ----------------------------------